As filed with the Securities and Exchange Commission on November 8, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri (State or Other Jurisdiction of Incorporation or Organization)	43-1309065 (I.R.S. Employer Identification No.)
411 Fountain Lakes Boulevard
St. Charles, Missouri 63301
(636) 946-6525
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Lawrence E. Dickinson
Chief Financial Officer
LMI Aerospace, Inc.
411 Fountain Lakes Boulevard
St. Charles, Missouri 63301
(636) 946-6525
Fax: (636) 949-1576
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
Robert H. Wexler, Esq.
Gallop, Johnson & Neuman, L.C.
101 South Hanley, Suite 1700
St. Louis, Missouri 63105
(314) 615-6000
Fax: (314) 615-6001
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the Registrant.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Registration Fee (2)
Primary Offering
Debt Securities
Common Stock, par value $0.02 per share
Preferred Stock, par value $0.02 per share
Warrants
Stock Purchase Contracts
Units (3)

Primary Offering Total	$135,000,000	$9,625.50

Secondary Offering
Debt Securities
Common Stock, par value $0.02 per share
Preferred Stock, par value $0.02 per share
Warrants
Stock Purchase Contracts
Units (3)

Secondary Offering Total	$15,000,000	$1,069.50
Total	$150,000,000	$10,695.00

(1)	An unspecified indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at unspecified indeterminate prices. Separate consideration may or may not be received for registered securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Estimated for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, and General Instruction II.D. of Form S-3.

(2)	A filing fee of $4,606 was previously paid in connection with unsold securities registered under a registration statement on Form S-3 (Registration No. 333-147283) initially filed by the registrant on November 9, 2007. Accordingly, pursuant to Rule 457(p) under the Securities Act of 1933, the registrant is offsetting $4,606 of previously paid filing fees against the total filing fee of $10,695.00 due in connection with the filing of this Registration Statement.

(3)	Each unit will be issued under a unit agreement and will represent an interest in two or more other securities, which may or may not be separable from one another.
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED NOVEMBER 8, 2010
PROSPECTUS
Debt Securities
Common Stock
Preferred Stock
Warrants
Stock Purchase Contracts
Units
     We may, from time to time, offer to sell the securities listed above in amounts, at prices and on terms that we will determine at the time of the offerings described in one or more supplements to this prospectus up to an aggregate initial offering price of up to $135,000,000. In addition, selling shareholders to be named in a prospectus supplement may offer, from time to time, the securities listed above up to an aggregate initial offering price of up to $15,000,000. The debt securities, warrants, rights, stock purchase contracts and preferred stock may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of LMI Aerospace, Inc. or debt or equity securities of one or more other entities. We will not receive any of the proceeds from the sale of securities by the selling shareholders.
     This prospectus describes some of the general terms that may apply to an offering of our securities. The specific terms of and any other information relating to offerings of our securities will be described in one or more supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the prospectus supplement relating to the specific issue of shares of our securities carefully before you make your investment decision.
     Shares of our securities may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
     Our common stock is listed on the Nasdaq Global Market under the trading symbol “LMIA.”
     This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

     Investing in our securities involves risks. See “Risk Factors” on page 1 of this prospectus, in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and in any applicable prospectus supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 8, 2010.

     You should rely only on the information contained in or incorporated by reference with this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or seeking an offer to buy our securities under this prospectus or any applicable prospectus supplement in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates, regardless of the time of delivery of this prospectus or the sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

ABOUT THIS PROSPECTUS
     In this prospectus, except as otherwise indicated, “LMI,” “we,” “our” and “us” refer to LMI Aerospace, Inc. and all entities included in our consolidated financial statements.
     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell securities, in one or more offerings, up to an aggregate initial offering price of $135,000,000. In addition, selling shareholders to be named in a prospectus supplement may offer, from time to time, our securities having an aggregate initial offering price of up to $15,000,000. This prospectus provides you with a general description of our securities. Each time our securities are sold under the prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
RISK FACTORS
     You should carefully consider the specific risks described in our Annual Report on Form 10-K for our fiscal year ended December 31 2009, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement, and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, incorporated herein by this reference, before making an investment decision. See “Where You Can Find More Information.”
WHERE YOU CAN FIND MORE INFORMATION
     You may obtain from the SEC, through the SEC’s website or at the SEC offices mentioned in the following paragraph, a copy of the registration statement, including exhibits, that we have filed with the SEC to register the securities offered under this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement on Form S-3. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and on our corporate website at http://www.lmiaerospace.com. Information on our website does not constitute part of this prospectus. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     We are “incorporating by reference” specified documents that we file with the SEC, which means:
•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

     In the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.
     We incorporate by reference into this prospectus the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the initial filing of the registration statement that contains this prospectus and prior to the time that all the securities offered by this prospectus have been issued as described in this prospectus:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (filed on March 12, 2010);

•	our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2010 (filed on May 7, 2010) and the quarterly period ended June 30, 2010 (filed on August 6, 2010);

•	our Current Reports on Form 8-K filed on February 16, 2010, June 25, 2010, August 11, 2010 and October 21, 2010 (Items 1.01 and 5.02 only); and

•	the description of our common stock included in our Form 8-A filed with the SEC on May 20, 1998, and any amendment or report we may file with the SEC for the purpose of updating such description.
     You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address: Audrey Crane, Investor Relations, 411 Fountain Lakes Boulevard, St. Charles, Missouri 63301; telephone: (636) 946-6525.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein may contain forward-looking statements that involve risks and uncertainties. You can identify such forward-looking statements by the use of terms such as “expect,” “believe,” “may,” “could,” “estimate,” “intend” or similar words or phrases. All such statements, other than statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21B of the Exchange Act. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading “Risk Factors” in the accompanying prospectus supplement and are disclosed in the information incorporated by reference in this prospectus, including in Item 1A. Risk Factors, of our Form 10-K for the fiscal year ended December 31, 2009. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements.
OUR COMPANY
     LMI Aerospace, Inc. is a leading provider of design engineering services, structural assemblies, kits and components to the aerospace, defense and technology markets. LMI is comprised of talented and dedicated people committed to providing outstanding service to our customers. We provide a broad array of manufacturing capabilities and value-added services to the large commercial, corporate, regional and military aircraft markets. We also provide prototyping and design capabilities to customers to support new product development and in-service aircraft. LMI is a preferred supplier to aircraft original equipment manufacturers (“OEMs”) and Tier 1 aerospace suppliers. In addition to aerospace products, we produce components and assemblies for laser equipment used by semiconductor equipment manufacturers in the technology industry and ProWall™ engineered reusable containers for commercial, industrial and military applications.

     Our principal offices are located at 411 Fountain Lakes Boulevard, St. Charles, Missouri 63301. Our telephone number is (636) 946-6525.
USE OF PROCEEDS
     Except as may be otherwise set forth in the applicable prospectus supplement, the net proceeds from the sale of securities by us will be used for general corporate purposes, including:
•	making additions to our working capital;

•	capital expenditures;

•	funding future acquisitions of or investments in businesses or assets; and

•	the redemption or repayment of our short-term or long-term borrowings.
     Pending application of the net proceeds, we may temporarily invest the net proceeds in short-term marketable securities. We will disclose in the applicable prospectus supplement any intention to use the net proceeds from such offering in connection with an acquisition or to reduce or refinance outstanding debt.
     We will not receive any of the proceeds from the sale of securities by any selling shareholder.
RATIO OF EARNINGS TO FIXED CHARGES
     The following are ratios of our earnings to fixed charges for each of the periods indicated:

	Six Months
	Ended
	June 30,		Year Ended December 31,
(Amounts in thousands)	2010	2009	2008	2007	2006	2005

Net Income	$7,232	$10,155	$15,268	$13,157	$10,675	$5,151
Income tax provision	4,157	5,843	8,611	7,369	5,334	3,133
Interest expense implied in leases – 7.7%	240	492	443	353	196	187
Interest expense	394	1,626	1,850	1,684	1,070	2,019

Earnings	$12,023	$18,116	$26,172	$22,563	$17,275	$10,490

Fixed charges:
Interest expense implied in leases – 7.7%	$240	$492	$443	$353	$196	$187
Interest expense	394	1,626	1,850	1,684	1,070	2,019

Fixed Charges	$634	$2,118	$2,293	$2,037	$1,266	$2,206

Ratio of Earnings to Fixed Charges	19	9	11	11	14	5
     For purposes of calculating the ratio of consolidated earnings to fixed charges, net income plus income tax provision and fixed charges are divided by fixed charges. Fixed charges represent interest expense plus interest expense implied in leases.
DESCRIPTION OF DEBT SECURITIES
     Please note that in this section entitled “Description of Debt Securities,” references to “LMI,” “we,” “our” and “us” refer only to LMI Aerospace, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should also read the section entitled “Legal Ownership and Book-Entry Issuance.”
     The following description summarizes the material provisions of the senior debt security indenture, the subordinated debt security indenture and the debt securities to be issued under the senior debt security indenture and subordinated debt security indenture, respectively. This description is not complete and is subject to, and is qualified in its entirety by reference to, the indenture under which the debt securities are issued and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The specific terms of any series of debt securities will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. The senior debt security indenture and the form of subordinated debt security indenture have been filed as exhibits to our SEC registration statement relating to this prospectus. Whenever particular defined terms of the indentures, as supplemented or amended from time to time, are referred to in this prospectus or a prospectus supplement, those defined terms are incorporated in this prospectus or such prospectus supplement by reference.

General
     We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of ours or of our subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors. Neither of the indentures limits our ability to incur additional senior or subordinated indebtedness.
     When we use the terms “debt security” or “debt securities” in this description, we mean either the senior debt securities or the subordinated debt securities.
     The senior debt securities and the subordinated debt securities are each governed by a document called an indenture, each of which is a contract between us and U.S. Bank National Association, which will initially act as trustee. The indentures may be supplemented by supplemental indentures in order to issue new debt securities, change the provisions of the indentures or alter previously issued debt securities. Below is a summary of certain provisions of the indentures. If we refer to particular sections or defined terms of an indenture, we mean to incorporate by reference those sections or defined terms of such indenture.
Types of Debt Securities
     We may issue the debt securities in one or more series with the same or various stated maturities, at par, at a premium, or with an original issue discount. The prospectus supplement will set forth the initial offering price, the aggregate principal amount and the following terms of the debt securities:
•	the title;

•	any limit on the aggregate principal amount of a particular series;

•	the date or dates that principal is payable;

•	the rate or rates of interest and, if applicable, the method used to determine the rate or rates of interest, if any, the date or dates from which interest will accrue, the dates that interest shall be payable and the record date(s) for the payment of interest;

•	the place or places where principal and interest will be payable, or the method of such payment;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option;

•	our obligation, if any, to redeem or repurchase the debt securities pursuant to any sinking fund or similar provisions or at the option of a holder thereof and the period, price and terms and conditions for redemption or repurchase;

•	the denominations, if other than denominations of $1,000 and any integral multiple thereof;

•	the amount of principal that shall be payable upon acceleration, if other than the entire principal amount;

•	the currency of denomination;

•	the designation of the currency or currencies in which payment of principal and interest will be made;

•	if payments of principal or interest are to be made in a currency other than the denominated currency, how the exchange rate will be determined;

•	how the payments of principal or interest will be determined if by reference to an index based on a currency or currencies other than originally denominated or by reference to a commodity, commodity index, stock exchange index or financial index;

•	provisions, if any, for defeasance of any debt securities;

•	any subordination provisions;

•	any provision for conversion or exchange;

•	if such debt securities are to be issued upon the exercise of warrants, the authentication and delivery provisions;

•	provisions, if any, relating to any security provided for such debt securities;

•	any addition to or change in the events of default and any change in the acceleration provisions;

•	any addition to or change in the covenants;

•	any other terms that will not be inconsistent with the provisions of the applicable indenture;

•	whether the debt securities will be in bearer or registered form; and

•	any depositaries, calculation agents, exchange or conversion agents or other agents other than those originally appointed.
     The applicable prospectus supplement will summarize specific financial and other terms of your debt security, while this prospectus describes terms that apply generally to all the debt securities. Consequently, the terms described in the applicable prospectus supplement will supplement those described in this prospectus and, if the terms described there are inconsistent with those described here, the terms described there will be controlling. The terms used in the applicable prospectus supplement have the meanings described in this prospectus, unless otherwise specified.
Form of Debt Securities
     Each debt security will be represented by either a global security registered in the name of one or more depositaries, such as The Depository Trust Company, (“DTC”), or a certificate issued in definitive registered form, as set forth in the applicable prospectus supplement. Generally, book-entry debt securities will not be issuable in certificated form. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants.
Mergers and Similar Transactions
     We may not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of our assets to, another corporation, person or entity unless:
•	we are the surviving person or the successor or transferee is a corporation organized under the laws of the United States, any state thereof or the District of Columbia;

•	the successor assumes all of our obligations under the debt securities and the applicable indenture; and

•	immediately after such transaction no event of default exists.
Defeasance and Covenant Defeasance
     Unless we say otherwise in the applicable prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to each senior and subordinated debt security as indicated in the applicable prospectus supplement. In general, we expect these provisions to apply to each debt security that is not a floating rate or indexed debt security.
Full Defeasance
     The indentures provide that we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, to maintain paying agencies and the treatment of funds held by paying agents) upon our deposit with the trustee, in trust, of money and/or government obligations in the same currency as such series that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal and interest on and any mandatory sinking fund payments in respect of the debt securities of such series on the stated maturity of such payments in accordance with the terms of the applicable indenture and such debt securities. Such discharge may occur only if, among other things, we have delivered to the trustee an officers’ certificate or opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service (the “IRS”) a ruling, or, since the date of execution of the applicable indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.
Covenant Defeasance
     The indentures provide that unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions: (i) we will no longer be obligated to comply with certain covenants; and (ii) the events of default described in the fourth bullet point under “—Events of Default, Notice and Certain Rights on Default” shall be inapplicable to such series. The conditions include:
•	the deposit with the trustee of money and/or government obligations in the same currency as such series that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal and interest on and any mandatory sinking fund payments in respect of the debt securities of such series on the stated maturity of such payments in accordance with the terms of the applicable indenture and such debt securities; and

•	the delivery to the trustee of an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and related covenant defeasance and will be subject to United States federal income tax in the same amount and in the same manner and at the same times as would have been the case if such deposit and related covenant defeasance had not occurred.
Defeasance and Events of Default
     In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of such series are declared due and payable because of the occurrence of any applicable event of default, the amount of money and government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of such series at the time of their stated maturity but need not be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such event of default. However, we shall remain liable for such payments.
Events of Default, Notice and Certain Rights on Default
     Unless otherwise stated in the applicable prospectus supplement, an “event of default,” when used with respect to any series of debt securities, means any of the following:
•	failure to pay interest on any debt security of that series for 30 days after the payment is due;

•	failure to pay the principal of or any premium on any debt security of that series when due;

•	failure to deposit any sinking fund payment on debt securities of that series when due;

•	failure to perform any other covenant in the indenture that applies to debt securities of that series for 90 days after we have received written notice (from the Trustee or the holders of the 25% of more in aggregate principal amount of the debt securities of all affected series of debt securities) of the failure to perform in the manner specified in the indenture;

•	certain events in bankruptcy, insolvency or reorganization; or

•	any other event of default that may be specified for the debt securities of that series when that series is created.
     If an event of default for any series of debt securities occurs and continues beyond the applicable cure period stated above, if any, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to certain conditions, rescind the declaration.
     The prospectus supplement relating to each series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of that series when an event of default occurs and continues.
     An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.
     The indenture requires us to furnish an officer’s certificate to the trustee each year as to the knowledge of our principal executive, financial or accounting officer of our compliance with all conditions and covenants under the indenture. The trustee will transmit by mail to the holders of debt securities of a series notice of any default.
     Other than its duties in the case of a default, the trustee will not be obligated to exercise any of its rights or powers under an indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnification satisfactory to the trustee. If indemnification satisfactory to the trustee is provided, then, subject to certain other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:
•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee.
     The holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:
•	the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin the proceeding;

•	the trustee has not started the proceeding within 60 days after receiving the request; and

•	the trustee has not received directions inconsistent with the request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days.
     The holders of not less than a majority in aggregate principal amount of any series of debt securities, by notice to the trustee for that series, may waive, on behalf of the holders of all debt securities of that series, any past default or event of default with respect to that series and its consequences. A default or event of default in the payment of the principal of, or premium or interest on, any debt security and certain other defaults may not, however, be waived.
Modification of the Indentures and Waiver of Covenants
     Modifications to, and amendments of, the indentures may be made by us and the trustee with the consent of the holders of at least a majority in principal amount of the relevant debt securities. However, no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:
•	change the stated maturity of the principal of, or any installment of interest on, any debt security;

•	reduce the principal amount of, or the rate of interest on (including any amount in respect of original issue discount), any debt security;

•	change the place or currency of payment of the principal of, premium, if any, or any installment of interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity (or in the case of a redemption, on or after the redemption date) of the holder of any debt security;

•	waive a default in the payment of the principal of, premium, if any, or interest on any debt security; and

•	reduce the percentage or aggregate principal amount of outstanding debt securities of any series the consent of whose holders is required for any supplemental indenture or for any waiver of compliance with certain provisions of the Indenture or certain defaults and their consequences provided for in the Indenture.
     The holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive, insofar as that series is concerned, our compliance with provisions of the applicable indenture other than certain specified provisions. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the applicable indenture with respect to such series and its consequences, except a default in the payment of the principal or any interest on any debt security of that series or in respect of a provision which, under the applicable indenture, cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected.
     Modifications to, and amendments of, the indentures may be made by us and the trustee without the consent of the holders:
•	to cure any ambiguity;

•	to provide for our successor to assume either indenture;

•	to provide for a successor trustee;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of either indenture under the Trust Indenture Act; or

•	to make other changes specified in either indenture.
     We may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior indebtedness then outstanding who would be adversely affected.
     Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.
Payment, Registration, Transfer and Exchange
     Subject to any applicable laws or regulations, we will make payments on the debt securities at a designated office or agency, unless the applicable prospectus supplement otherwise sets forth. At our option, however, we may also make interest payments on the debt securities in registered form:
•	by checks mailed to the persons entitled to interest payments at their registered addresses; or

•	by wire transfer to an account maintained by the person entitled to interest payments as specified in the security register.
     Unless the applicable prospectus supplement otherwise indicates, we will pay any installment of interest on debt securities in registered form to the person in whose name the debt security is registered at the close of business on the regular record date for that installment of interest. If a holder wishes to receive payment by wire transfer, the holder should provide the paying agent with written wire transfer instructions at least 15 days prior to the payment date.

     Unless the applicable prospectus supplement otherwise sets forth, debt securities issued in registered form will be transferable or exchangeable at the trustee we may designate from time to time. Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with the transfer or exchange.
Conversion into Capital Stock
     If and to the extent set forth in the applicable indenture supplement and described in the applicable prospectus supplement, any portion of the principal amount of any debt securities of any series that is $1,000 or an integral multiple thereof may be converted into shares of our common stock and/or preferred stock at any time prior to redemption (if applicable) or maturity, following the date set forth in the applicable prospectus supplement. The specific class of our capital stock into which debt securities are convertible and the other terms pertaining to such conversion right will be set forth in the applicable prospectus supplement.
Notices
     Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder nor any defect in a notice given to a particular holder will affect the sufficiency of any notice given to another holder.
     Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.
Governing Law
     The indentures and, unless specified in the applicable prospectus supplement, the debt securities are governed by New York law.
U.S. Federal Income Tax Considerations
     We may issue the debt securities as original issue discount securities, bearing no interest or bearing interest at a rate, which, at the time of issuance, is below market rates, to be sold at a substantial discount below their principal amount. We will describe some special U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement. We encourage you to consult with your own competent tax and financial advisors on these important matters.
Regarding the Trustee
     We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee under the indenture.
     The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined under the Trust Indenture Act), it must eliminate such conflict or resign.
DESCRIPTION OF CAPITAL STOCK
     The following description summarizes general terms and provisions that apply to our capital stock. This summary is not complete and is qualified in its entirety by reference to applicable Missouri law, our restated articles of incorporation, as amended, and our amended and restated bylaws, which are filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”
Description of Stock
     Our authorized capital stock is 28,000,000 shares of common stock, $0.02 par value, and 2,000,000 shares of preferred stock, $0.02 par value. At September 30, 2010, 11,772,832 shares of common stock and no shares of preferred stock were outstanding. In addition to the summary of our capital stock that follows, we encourage you to review our restated articles of incorporation and amended and restated bylaws, which we have filed with the SEC. A copy of our restated articles of incorporation, as amended, was filed with the SEC as Exhibit 3.1 to our Registration Statement on Form S-1 (file No. 333-51357) dated as of April 29, 1998. A copy of our restated bylaws was filed with the SEC as Exhibit 3.2 to our Registration Statement on Form S-1 (File No. 333-51357) dated as of April 29, 1998, as amended by amendment dated July 9, 2001, filed as Exhibit 3.3 to our Form 10-K filed April 1, 2002, and as further amended by amendment dated June 23, 2009, filed as Exhibit 3.1 to our Form 8-K filed June 26, 2009.
Common Stock
     We are authorized to issue one class of common stock. The holders of common stock are entitled to cast one vote for each share held of record on all matters to be voted on by our shareholders, including the election of directors. There is no cumulative voting with respect to the election of directors. As a result, the holders of common stock entitled to exercise more than 50% of the voting rights in an election of directors can elect all of the directors then standing for election if they choose to do so. The holders of common stock are entitled to receive dividends when and if declared by our board out of legally available funds. In the event of our liquidation, the dissolution or the winding up of our affairs, the holders of common stock are entitled to share ratably in all remaining assets which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. No holder of any share of common stock or any other security issued by us, either now or hereafter authorized or issued, shall have any preferential or preemptive right to acquire additional shares of common stock or any other security issued by us other than such, if any, as our board may in its discretion from time to time determine. All of the outstanding shares of common stock are, and the shares of common stock offered pursuant to this prospectus will be when issued for the consideration set forth in this prospectus, fully paid and nonassessable.
Preferred Stock
     Our board may authorize the issuance of one or more series of preferred stock and determine, with respect to any series of preferred stock, the terms, rights and preferences of such series, including voting, dividend, liquidation, conversion, redemption and any other relative rights, preferences and limitations. The authorized shares of preferred stock will be available for issuance without further action by our shareholders, unless such action is required by applicable law or other rules of the Nasdaq Global Market, or any stock exchange or automated quotation system on which our securities may be listed or traded.
     Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting, liquidation and other rights of the holders of common stock.
     If we offer preferred stock, we will file the terms of the preferred stock with the SEC and the prospectus supplement and/or other offering material relating to that offering will include a description of the specific terms of the offering, including the following:
•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.
Certain Anti-takeover Matters
     Our articles and bylaws contain certain provisions regarding the rights and privileges of our shareholders, some of which may have the effect of discouraging certain types of transactions that involve an actual or threatened change of control of our company. Such provisions include:
•	the ability of our board to issue preferred stock in one or more series and determine the attributes of each series, as discussed above;

•	the ability of our board to fix the number of directors serving on our board from time to time with a minimum of three and a maximum of nine persons as provided in our bylaws;

•	the amendment of our bylaws by action of our board taken in accordance with the bylaws, except to the extent that any matters under our articles or applicable law are specifically reserved to the shareholders;

•	the requirement that shareholders may nominate directors or submit other proposals only upon written notice to us not less than 120 days nor more than 150 days prior to the date of the notice to shareholders of the previous year’s annual meeting;

•	the limitation on the calling of a special meeting of our shareholders to our board or the President of our company; and

•	consistent with Missouri corporate law, the requirement that any action by written consent of shareholders in lieu of a meeting must be signed by the holders of all outstanding shares of our common stock.
     The foregoing provisions contained in our articles and bylaws make it more difficult and time consuming to obtain majority control of our board or otherwise bring a matter before our shareholders without our board’s consent. As a result, our vulnerability to an unsolicited takeover proposal is reduced. These provisions are designed to accomplish two goals. First, they enable us to develop our business in a manner that will foster our long-term growth without the threat of a takeover not deemed by our board to be in our best interests and that of our shareholders. Second, they reduce, to the extent practicable, the potential disruption entailed by a takeover threat. These provisions may have an adverse effect, however, on the ability of shareholders to influence our governance and the possibility of shareholders receiving a premium above the market price for their securities from a potential acquirer that is unfriendly to management.
Listing
     Our common stock is listed and traded on the Nasdaq Global Market under the symbol “LMIA.”
Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, whose address is 6201 15th Avenue, Brooklyn, New York 11219, and their telephone number is (718) 921-8124.

DESCRIPTION OF WARRANTS
     We may issue other warrants in the future for the purchase of debt securities, common stock or other securities. Warrants may be issued independently or together with debt securities or common stock offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.
     The following summary of certain provisions of the warrants we may issue in the future does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.
     Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:
•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•	the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•	the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	U.S. federal income tax consequences applicable to such warrants;

•	the amount of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.
     Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement and/or other offering material.
     Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.
     Prior to the exercise of any warrants to purchase debt securities, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
     We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts, and those payments may be unsecured or refunded on some basis.
     The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts, will be filed with the SEC in connection with the offering of stock purchase contracts. The prospectus supplement and/or other offering material relating to a particular issue of stock purchase contracts units will describe the terms of those stock purchase contracts, including the following:
•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other information we think is important about the stock purchase contracts or the stock purchase units.
DESCRIPTION OF UNITS
     We may issue units comprised of two or more debt securities, shares of common stock, shares of preferred stock, stock purchase contracts, warrants, rights and other securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
     The applicable prospectus supplement may describe:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below;

•	the price or prices at which such units will be issued;

•	information with respect to book-entry procedures, if any;

•	the applicable United States Federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.
     The provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Warrants,” “Description of Stock Purchase Contracts,” and “Description of Capital Stock” will apply to the securities included in each unit, to the extent relevant.

Issuance in Series
     We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.
Unit Agreements
     We will issue the units under one or more unit agreements to be entered into between us and a bank or other entity, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.
     The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.
Enforcement of Rights
     The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.
     Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement, rights agreement or other instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, warrants, stock purchase contracts, common stock and preferred stock, as relevant.
     Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, that are included in those units. Limitations of this kind will be described in the applicable prospectus supplement.
Modification Without Consent
     We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:
•	to cure any ambiguity;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.
     We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.
Modification With Consent
     We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:
•	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.
     Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:
•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.
     These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.
     In each case, the required approval must be given by written consent.
Unit Agreements Will Not Be Qualified Under Trust Indenture Act
     No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.
Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default
     The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.
     The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.
Governing Law
     The unit agreements and the units will be governed by New York law.
Form, Exchange and Transfer
     We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”
     In addition, we will issue each unit in registered form, unless we say otherwise in the applicable prospectus supplement. Bearer securities would be subject to special provisions, as we describe below under “Securities Issued in Bearer Form.”
     Each unit and all securities comprising the unit will be issued in the same form.

     If we issue any units in registered, non-global form, the following will apply to them:
•	The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•	If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.
     Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.
Payments and Notices
     In making payments and giving notices with respect to our units, we will follow the procedures we plan to use with respect to our debt securities, where applicable.
LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE
     In this section, we describe special considerations that will apply to registered securities issued in global—i.e., book-entry—form. First, we describe the difference between legal ownership and indirect ownership of registered securities. Then, we describe special provisions that apply to global securities.
Who is the Legal Owner of a Registered Security?
     Each security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee, warrant agent or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors (i.e., persons or institutions purchasing securities in the offering to which a prospectus supplement relates) in securities issued in book-entry form or in street name will be indirect owners.
Book-Entry Owners
     If we issue a security in book-entry form, the security will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
     Only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
     As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.
Street Name Owners
     In the future, we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
     For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.
Legal Holders
     Our obligations as well as the obligations of the trustee under any indenture and the obligations, if any, of any unit agents and any other third parties employed by us, the trustee or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
     For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend an indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.
     When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.
Special Considerations for Indirect Owners
     If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or stock purchase contract or to exchange or convert a security for or into other property;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
What is a Global Security?
     Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or their nominees, which we select. A financial institution that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more. Generally, the depositary for our securities will be The Depository Trust Company, New York, New York, which is known as DTC.
     A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.
     Generally, a global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of a beneficial interest in the global security.
     If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
     As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary, those of the investor’s financial institution, as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.
     If securities are issued only in the form of a global security, an investor should be aware of the following:
•	an investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under “—Who is the Legal Owner of a Registered Security?—Legal Holders” above;

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies and those of any participant in the depositary’s system or other intermediary (e.g., Euroclear or Clearstream, if DTC is the depositary) through which that institution holds security interests, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee will have no responsibility for any aspect of the depositary’s policies or actions or records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities (including Euroclear and Clearstream, if you hold through them when the depositary is DTC) may also have their own policies affecting payments, notices and other matters relating to the securities. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions of any of those intermediaries.
Special Situations When a Global Security Will Be Terminated
     In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Who is the Legal Owner of a Registered Security?”
     The special situations for termination of a global security are as follows:
•	DTC notifies us that it is unwilling or unable to continue acting as the depositary for that global security, or DTC has ceased to be a clearing agency registered under the Exchange Act, and in either case we fail to appoint a successor depositary within 60 days;

•	we order in our sole discretion that such global security will be transferable, registrable and exchangeable; or

•	in the case of a global security representing debt securities or warrants issued under an indenture, an event of default has occurred with regard to that global security and is continuing.
     If a global security is terminated, only the depositary, and neither we, the trustee for any debt security, the warrant agent for any warrants or the unit agent for any units, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.
PLAN OF DISTRIBUTION
     We, or any selling shareholder, may sell the shares being offered hereby from time to time in one or more of the following ways:

•	through agents;

•	to or through underwriters;

•	or dealers;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market marker or into an existing trading market, on an exchange or otherwise;

•	directly to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.
     We will set forth in a prospectus supplement the terms of the offering of shares, including:
•	the name or names of any agents, underwriters or dealers;

•	the purchase price of the shares being offered and the proceeds to be received from the sale;

•	any over-allotment options under which underwriters may purchase additional shares;

•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

•	the public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.
Underwriters, Agents and Dealers
     We, or any selling shareholder, may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell our shares of stock for which they have been appointed an agent on a continuing basis.
     If we, or any selling shareholder, use underwriters for a sale of shares, the underwriters will acquire the shares for their own account. The underwriters may resell the shares from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.
     Underwriters may offer shares to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The obligations of the underwriters to purchase our shares will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in an applicable prospectus supplement the name of the underwriter and the nature of any such relationship.
     If a dealer is utilized in the sale of shares of stock in respect of which this prospectus is delivered, we will sell such shares to the dealer as principal. The dealer may then resell such shares to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.
     Underwriters, dealers and agents that participate in the distribution of our shares of stock may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the shares may be treated as underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Stabilization Activities
     In connection with an offering through underwriters, an underwriter may purchase and sell shares of stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares from us in the offering, if any. If the underwriters have an over-allotment option to purchase additional shares from us, the underwriters may consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.
     Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the shares, the underwriters may bid for or purchase shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the shares at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the shares to the extent that it discourages resale of the shares. The magnitude or effect of any stabilization or other transactions is uncertain.
Direct Sales
     We, or any selling shareholder, may also sell shares of stock directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We may sell shares upon the exercise of rights that we may issue to our securityholders. We, or any selling shareholder, may also sell the shares directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those shares.
LEGAL MATTERS
     Unless otherwise indicated in an applicable prospectus supplement, the validity of the shares of stock offered by this prospectus will be passed upon for us by Gallop, Johnson & Neuman, L.C., and for any underwriters or agents by counsel named in the applicable prospectus supplement. The opinions of Gallop, Johnson & Neuman, L.C. and counsel for any underwriters or agents may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance of any securities. The opinions of Gallop, Johnson & Neuman, L.C. and counsel for any underwriters or agents may be subject to other conditions and assumptions, as indicated in the applicable prospectus supplement.
EXPERTS
     The consolidated financial statements and related financial statement schedule for the years ended December 31, 2008 and December 31, 2007 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP (formerly known as BDO Seidman, LLP), an independent registered public accounting firm, incorporated herein by reference, given upon the authority of said firm as experts in auditing and accounting.
     The financial statements as of December 31, 2009 and for the year ended December 31, 2009 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates:

	Amount
	to be Paid*
SEC Registration Fee	$6,089	#
Accounting Fees and Expenses		+

Legal Fees and Expenses		+

Printing expenses		+

Miscellaneous expenses		+

Total	$6,089

*	Since an indeterminate number of shares are covered by this registration statement, the expenses in connection with the issuance and distribution of the shares are therefore not currently determinable. The amounts shown are estimates of expenses for a single offering of the shares under the registration statement, but do not limit the number of shares that may be offered.

#	A filing fee of $4,606 was previously paid in connection with unsold securities registered under a registration statement on Form S-3 (Registration No. 333-147283) initially filed by the registrant on November 9, 2007. Accordingly, pursuant to Rule 457(p) under the Securities Act of 1933, the registrant is offsetting $4,606 of previously paid filing fees against the total filing fee of $10,695 due in connection with the filing of this Registration Statement.

+	Estimated expenses are not presently known.
Item 15. Indemnification of Directors and Officers.
     Sections 351.355(1) and (2) of The General and Business Corporation Law of the State of Missouri provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses.
     Section 351.355(3) provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with such action, suit or proceeding.
     Subsection (7) of Section 351.355 provides that a corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2) of such Section, provided such additional indemnification is (i) authorized, directed or provided for in the corporation’s articles of incorporation or any duly adopted amendment thereto or (ii) authorized, directed or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberate dishonest or willful misconduct. Article 9 of our restated articles of incorporation, as amended, permits us to enter into agreements with our directors, officers, employees and agents to provide the level and type of indemnification we deem appropriate. Article 9 also provides that we may extend to our directors and executive officers such indemnification and additional indemnification.

     We have procured and intend to maintain a policy of insurance under which our directors and officers will be insured, subject to the limits of the policy, against certain losses arising from claims made against them by reason of any acts or omissions covered under our policy in their respective capacities as directors or officers.
Item 16. List of Exhibits.
     The exhibits to this registration statement are listed in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.
Item 17. Undertakings.
(a)	The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act to any purchaser:
     (i) If the registrant is relying on Rule 430B:
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.
     (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (5)
     (a) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Charles, State of Missouri, on the 8th day of November, 2010.

LMI AEROSPACE, INC.
By:	/s/ Ronald S. Saks
	Name:	Ronald S. Saks
	Title:	Chief Executive Officer

     Each of the undersigned whose signature appears below hereby constitutes and appoints Ronald S. Saks and Lawrence E. Dickinson and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities Exchange Commission, under the Securities Act of 1933, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

/s/ Ronald S. Saks	President and Chief Executive Officer	November 8, 2010
Ronald S. Saks	(Principal Executive Officer and Director)

/s/ Lawrence E. Dickinson	Chief Financial Officer and Secretary	November 8, 2010
Lawrence E. Dickinson	(Principal Financial Officer and Principal Accounting Officer)

/s/ Joseph Burstein	Chairman of the Board and Director	November 8, 2010
Joseph Burstein

/s/ Sanford S. Neuman	Assistant Secretary and Director	November 8, 2010
Sanford S. Neuman

/s/ John S. Eulich	Director	November 8, 2010
John S. Eulich

/s/ Judith W. Northup	Director	November 8, 2010
Judith W. Northup

S-1

Signature	Title	Date

/s/ John M. Roeder	Director	November 8, 2010
John M. Roeder

/s/ Thomas Unger	Director	November 8, 2010
Thomas Unger

S-2

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of underwriting agreement*

4.1	Form of Indenture between the Registrant and U.S. Bank National Association, relating to the Senior Debt Securities

4.2	Form of Indenture between the Registrant and U.S. Bank National Association, relating to the Subordinated Debt Securities

4.3	Form of Senior Debt Securities*

4.4	Form of Subordinated Debt Securities*

5.1	Opinion of Gallop, Johnson & Neuman, L.C.

12	Computation of Ratios of Earnings to Fixed Charges

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of BDO USA, LLP (formerly known as BDO Seidman, LLP)

23.3	Consent of Gallop, Johnson & Neuman, L.C. (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page of the Registration Statement)

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended of U.S. Bank National Association, as trustee, with respect to the Senior and Subordinated Debt Securities

*	To be filed either by amendment to the Registration Statement or as an exhibit to a Current Report of Form 8-K and incorporated by reference herein.